UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SINGLEPOINT INC.
(Exact name of registrant as specified in its charter)

Nevada	26-1240905
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, $0.0001 par value per share	BZX Exchange, a division of Cboe Global Markets

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-267779

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1: Description of Registrant’s Securities to be Registered

The description of the common stock, $0.0001 par value per share (the “Common Stock”), of Singlepoint Inc., a Nevada corporation (the “Company”), to be registered hereunder is contained in the section titled “Description of Securities” in the prospectus forming a part of the Company’s Registration Statement on Form S-1/A (File No. 333-267779), as filed with the Securities and Exchange Commission on November 30, 2023, as thereafter amended and supplemented from time to time, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated by reference herein.

Item 2: Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are listed on the BZX Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SINGLEPOINT INC.

Date: December 14, 2023	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer, Director

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